SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange act 1934

July 16, 2021

(Date of report/date of earliest event reported)

CONSUMERS BANCORP, INC.

(Exact name of registrant as specified in its charter)

OHIO	033-79130	34-1771400
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

614 East Lincoln Way

P.O. Box 256

Minerva, Ohio 44657

(Address of principal executive offices)

(330) 868-7701

(Registrant’s telephone number, including area code)

N/A

(Former name of former address if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On July 16, 2021, Consumers National Bank (“Consumers”), the wholly-owned banking subsidiary of Consumers Bancorp, Inc. completed its acquisition of two branches (“Branches”) from CFBank, National Association (“CFBank”) located in Calcutta and Wellsville, Ohio.

As part of the purchase, CFBank transferred to Consumers the land, buildings and other associated assets of the Branches; $104 million in deposits attributable to the Branches; $15 million in aggregate principal amount of subordinated debt securities issued by unrelated financial institutions; $13 million of loans attributable to the Branches and other single family residential mortgage loans and home equity lines of credit from CFBank’s Northeast Ohio loan portfolio. Also, Consumers purchased $7.7 million in aggregate principal amount of participation interests in commercial and commercial real estate loans originated by and held in CFBank’s portfolio. An additional $7.3 million in participation interests is expected to be purchased by December 31, 2021. In exchange, Consumers paid CFBank the net book value of the land, building and associated assets of the Branches, a deposit premium equal to 1.75% of the average daily deposits of the Branches for the 30 days preceding the closing, and the par value of the subordinated debt securities and loans acquired by Consumers.

A copy of the Press Release issued by Consumers on July 16, 2021, announcing the completion of the branch purchase is included as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

d. Exhibits

Exhibit No.	Description

99.1	Press Release dated July 16, 2021 announcing the completion of the branch purchase.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Consumers Bancorp, Inc.

Date: July 22, 2021	/s/ Ralph J. Lober
Ralph J. Lober, II President and Chief Executive Officer